Exhibit 99.1
Selected Financial Data
(in thousands, except per share data)
	Predecessor Company				Successor Company
				Period from	Period From
	Fiscal Year Ended			April 1, 2004	May 6, 2004	Fiscal	Nine Months Ended
				to	to	Year Ended	December 31,	December 31,
	2002	2003	2004	May 5, 2004	March 31, 2005	2006	2006	2005
Statement of Operations Data
Net sales	$2,428,550	$2,361,101	$2,500,493	$214,607	$2,476,259	$2,819,876	$2,133,232	$2,089,259
Gross profit	463,919	516,541	509,325	35,470	377,502	406,831	344,785	324,942
Selling, marketing and advertising expenses	290,957	261,299	264,753	24,504	251,085	271,059	201,786	204,948
General and administrative expenses	178,842	175,177	161,271	17,940	150,871	190,993	124,650	129,347
Restructuring expense	33,122	25,658	52,708	602	42,479	21,714	22,222	16,051
Goodwill impairment charge	105,000	37,000	—	—	388,524	—	—	—
Other (income) expense net	24,554	(11,035)	(40,724)	6,222	(56,898)	3,684	6,448	12,781
Interest expense, net	136,241	105,788	99,027	8,870	42,636	69,464	67,742	51,163
Loss before reorganization items, income tax, minority interest and cumulative effect of change in accounting principle	(304,797)	(77,346)	(27,710)	(22,668)	(441,195)	(150,083)	(78,063)	(89,348)
Reorganization items, net	—	36,370	67,042	18,434	11,527	6,158	3,784	4,398
Fresh start accounting	—	—	—	(228,371)	—	—	—	—
Gain on discharge	—	—	—	(1,558,839)	—	—	—	—
Minority interest	211	200	467	26	(18)	529	478	72
Income taxes	(1,422)	26,969	3,271	(2,482)	14,219	15,962	1,924	2,572
Income (Loss) before cumulative effect of change in accounting principle	(303,586)	(140,885)	(98,490)	1,748,564	(466,923)	(172,732)	(84,249)	(96,390)
Cumulative effect of change in accounting principle (1)	(496)	—	(15,593)	—	—	—	—	—
Net income (loss)	$(304,082)	$(140,885)	$(114,083)	$1,748,564	$(466,923)	$(172,732)	$(84,249)	$(96,390)
Basic and diluted net income (loss) per share (2)	$(11.35)	$(5.14)	$(4.17)	$63.86	$(18.26)	$(6.75)	$(2.16)	$(3.77)
Weighted Average Shares (2)	26,798	27,383	27,383	27,383	25,576	25,576	38,940	25,576
Balance Sheet Data (at period end)
Working capital (deficit) (3)	$(951,866)	$(15,876)	$(270,394)	$402,076	$(180,172)	$431,570	$505,697	$413,819
Property, plant and equipment, net	530,220	533,375	543,124	826,900	799,763	685,842	651,320	691,384
Total assets	1,915,868	2,372,691	2,471,808	2,729,404	2,290,780	2,082,909	2,141,232	2,123,179
Total debt	1,413,272	1,804,903	1,847,656	547,549	653,758	701,004	685,380	678,293
Total stockholders’ equity (deficit)	(555,742)	(695,369)	(769,769)	888,391	427,259	224,739	299,495	301,992
Other Financial Data

Cash provided by (used in):
Operating activities (4)	$(6,665)	$(239,858)	$40,551	$(7,186)	$(9,691)	$(44,348)	$(35,052)	$(44,401)
Investing activities	(58,462)	(39,095)	(38,411)	(4,352)	(44,013)	(32,817)	(25,593)	(18,204)
Financing activities	73,720	278,882	(9,667)	35,168	68,925	34,646	90,882	25,156
Capital expenditures	61,323	45,878	65,128	7,152	69,114	58,133	28,978	37,861
Cash dividents per share	0.04	—	—	—	—	—	—	—

(1) The cumulative effect of change in accounting principle in fiscal 2002 resulted from the adoption of SFAS 133 on April 1, 2001 and in fiscal 2004 resulted from the adoption of SFAS 143 on April 1, 2003.

(2) On September 18, 2006, the Company completed a $75.0 million rights offering and $50.0 million private sale which allowed stockholders to purchase additional shares of common stock. The Company distributed, at no charge to its holders of common stock, non-transferable subscription rights to purchase additional shares of the Company’s common stock. Each holder received 0.85753 of a subscription right for each share of common stock owned at the close of business on August 23, 2006, subject to adjustments to eliminate fractional rights. The per share price was equal to a 20% discount to the average closing price of the Company’s common stock for the 30 trading day period ended July 6, 2006. Upon consummation of the rights offering, the fair value of the Company’s common stock was more than the rights offering’s $3.50 per share subscription price. Accordingly, basic and diluted loss per common share have been restated for the Successor Company for the period May 6, 2004 to March 31, 2005, the fiscal year ended 2006, and the nine months ended December 31, 2006 and 2005 to reflect a stock dividend of 576 shares of the Company’s common stock.

(3) Working capital (deficit) is calculated as current assets less current liabilities, which at March 31, 2005 and March 31, 2002 reflects the reclassification of certain long-term debt as current. At March 31, 2003 and March 31, 2004, working capital (deficit) excludes liabilities of the Debtors classified as subject to compromise.

(4) Cash used in operating activities in fiscal 2003 includes the repurchase of uncollected securitized accounts receivable under the terminated U.S. and European securitization programs of $117,455 and $124,793, respectively.